Exhibit 4.8

CONTRATO DE PRESTACIÓN DE SERVICIOS

CONTRATO DE PRESTACIÓN DE SERVICIOS DE OPERACIÓN Y ADMINISTRACIÓN QUE CELEBRAN POR UNA PARTE AMERICA TELECOM, S.A. DE C.V., A QUIEN LO SUCESIVO Y PARA EFECTOS DEL PRESENTE CONTRATO SE LE DENOMINARA COMO “LA PRESTADORA”, REPRESENTADA EN ESTE ACTO POR SU REPRESENTANTE LEGAL, CONTADOR ARMANDO IBÁÑEZ VAZQUEZ, Y POR LA OTRA PARTE, AMERICA MOVIL, S.A. DE C.V. Y/O SUBSIDIARIAS Y/O AFILIADAS, A QUIENES EN LO SUCESIVO Y PARA EFECTOS DEL PRESENTE CONTRATO SE LES DENOMINARA CONJUNTAMENTE COMO “AMERICA MOVIL”. REPRESENTADAS EN ESTE ACTO POR SU REPRESENTANTE LEGAL, LICENCIADO CARLOS JOSE GARCIA MORENO E., DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLAUSULAS.

DECLARACIONES

1	Declara la PRESTADORA a través de su representante legal

a)	Ser una sociedad mercantil constituida conforme a las leyes de la República Mexicana y tener como domicilio el ubicado en Insurgentes Sur 3500, Col. Peña Pobre, Delegación Tlalpan, México D.F.

b)	Tener como objeto social, entre otras actividades, promover, organizar y administrar toda clase de sociedades tanto mercantiles como civiles; proporcionar servicios administrativos, de organización, fiscales, legales y de asesoría a empresas; y

c)	Que cuenta con los elementos necesarios para la debida prestación de los servicios objeto del presente Contrato.

2.	Declara AMERICA MOVIL a través de su representante legal:

a)	Ser una sociedad mercantil constituida conforme a las leyes de la República Mexicana y tener como domicilio el ubicado en Lago Alberto No. 366, Edificio Telcel 1, Segundo Piso, Col. Anáhuac, Delegación Miguel Hidalgo, C.P. 11320, México, D.F.

b)	Tener como objeto social, de modo general, construir, instalar, mantener, operar y explotar redes públicas de telecomunicaciones para prestar el servicio de telecomunicaciones, siempre y cuando cuente con las concesiones y permisos que legalmente se requieren para ello; prestar y recibir toda clase de servicios de asesoría y asistencia técnica, científica y administrativa y celebrar cualquier acto o contrato que se relacione con los objetos sociales y que sea lícito para una sociedad anónima; y

c)	Que desea obtener los servicios que le proporcionará la PRESTADORA con el objeto de llevar a cabo sus operaciones en la mejor forma posible.

CLAUSULAS

PRlMERA.- Por medio del presente Contrato la PRESTADORA se compromete a proporcionar a AMERICA MOVIL los servicios de consultoría y asesoría en materia de administración y operación que a continuación se especifican:

1.	Evaluación de todas y cada una de las direcciones, puestos y personas, tanto de “AMERICA MOVIL” como de todas sus subsidiarias y filiales;

2.	Revisión y, en su caso, reestructuración de los contratos colectivos de trabajo;

3.	Ejecución de la operación diaria;

4.	Planeación Técnica, Administrativa y Financiera;

5.	Implantación de sistemas y controles administrativos y operacionales;

6.	Planeación y negociación de las inversiones, optimizando el rendimiento obtenido de los recursos de la empresa;

7.	Elaboración de los programas de transformación de AMERICA MOVIL para eficientar la operación, modernizarla y hacer crecer agresivamente la planta telefónica de AMERICA MOVIL, de todas suertes que se mejore la calidad de los servicios que presta;

8.	Reestructuración de las políticas en materia tarifaría, comercial, técnica y de servicios;

9.	Elaboración de planes de reubicación del personal;

10.	Realización de planes de las inversiones inmobiliarias que reduzcan sustancialmente su número e importes;

11.	Establecimiento de las normatividades para las construcciones;

12.	Evaluación de las alternativas que se den dentro de la realización de los estudios técnicos-económicos que se efectúen en la empresa en las diferentes direcciones de operación; y

13.	En general, la regeneración, reorganización y reestructuración de AMERICA MOVIL y filiales con la planeación, ejecución y supervisión de todas las áreas de la empresa.

Estos servicios en lo sucesivo quedarán designados como los SERVICIOS.

SEGUNDA.- AMERICA MOVIL, no delega a la PRESTADORA en forma alguna facultades que involucren la toma de decisiones sobre la dirección de la empresa, quedando a la entera discreción y bajo la exclusiva responsabilidad de Consejo de Administración, de la Dirección General y del Comité Ejecutivo de AMERICA MOVIL tomar las decisiones sobre la dirección de la empresa, sin injerencia alguna por parte de la PRESTADORA.

TERCERA.- La PRESTADORA proporcionará los SERVICIOS con los elementos propios con que cuenta a través de los que pueda contratar con terceras personas y que, en este último caso, será bajo su estricta responsabilidad.

CUARTA.- AMERICA MOVIL se obliga a pagar a la PRESTADORA por la prestación de los SERVICIOS las siguientes contraprestaciones:

AMERICA MOVIL se obliga a pagar una contraprestación trimestral a la PRESTADORA por la prestación de los SERVICIOS equivalente en pesos mexicanos a EUA $ 5,000,000.00 DÓLARES (CINCO MILLONES DE DOLARES DE LOS ESTADOS UNIDOS DE AMERICA 00/100) más el Impuesto al Valor Agregado (I.V.A.). Esta contraprestación será pagada por AMERICA MOVIL por trimestre vencido de 2004. El pago lo deberá realizar AMERICA MOVIL en fondos libres e inmediatamente disponibles en la cuenta que para tal efecto designe la PRESTADORA dentro de los 15 días hábiles siguientes al término de cada uno de los trimestres antes referidos.

Para determinar el monto en pesos mexicanos de este pago, se utilizará el tipo de cambio para solventar obligaciones denominadas en moneda extranjera pagaderas en la República Mexicana que publique el Banco de México precisamente en la fecha de pago.

En el caso de que AMERICA MOVIL requiera de servicios no comprendidos en el presente Contrato, la PRESTADORA cobrará adicionalmente la cantidad que ambas partes convengan.

Los comprobantes que expida la PRESTADORA con motivo de cualesquiera de los pagos que efectúe AMERICA MOVIL en los términos de este Contrato, deberán reunir los requisitos fiscales que exijan las disposiciones legales y administrativas aplicables, incluyendo el traslado expreso y por separado del Impuesto al Valor Agregado (I.V.A.)

QUINTA.- La PRESTADORA se propone cumplir de buena fe y de la mejor manera posible las obligaciones que contrae y prestará los SERVICIOS con elementos propios o ajenos, asumiendo incondicionalmente y bajo su estricta responsabilidad cualesquiera responsabilidades respecto de las personas que destine para la prestación de los SERVICIOS, por lo que será la única responsable de los contratos de trabajo de cualesquiera otra índole que celebre con dicho personal; y según sea el caso, del pago de honorarios y demás prestaciones laborales, así como de las cuotas al Instituto Mexicano del Seguro Social (IMSS), Instituto Nacional para el Fomento de la Vivienda de los Trabajadores (INFONAVIT) y del Impuesto Sobre la Renta (I.S.R.) y otros que se causen; de los conflictos que puedan surgir con el personal mencionado y de cualesquiera reclamación por accidente de trabajo o enfermedades profesionales de dicho personal.

AMERICA MOVIL conviene en que, a solicitud de la PRESTADORA otorgará mandatos suficientes a consejeros, asesores y miembros de comités de ésta última para que, en los casos que sean necesarios, dichos mandatarios puedan en nombre y representación de AMERICA MOVIL realizar la prestación de los SERVICIOS; pero en el entendido de que no habrá relaciones de trabajo entre los susodichos mandatarios y AMERICA MOVIL, sino que se aplicará lo convenido en el párrafo anterior de ésta cláusula, respecto de las relaciones entre la PRESTADORA y sus consejeros, asesores y miembros de comités.

SEXTA.- La vigencia del presente Contrato inicia el 1° de enero de 2004 y concluye precisamente el 31 de diciembre de 2004. Previo acuerdo por escrito de las partes, el presente Contrato podrá ser renovado por periodos iguales sucesivos.

SÉPTIMA.- Cada una de las partes será responsable de cubrir todos aquellos gastos y honorarios en que haya incurrido con motivo de la celebración y cumplimiento de este Contrato, por lo que ninguna de ellas tendrá derecho de reclamar a la otra compensación o indemnización alguna por estos conceptos.

OCTAVA.- En caso de que cualquier cláusula del presente Contrato llegare a ser determinada como inválida o inejecutable, la misma deberá ser considerada como si no se hubiere insertado, sin que esto altere o modifique la validez del resto del Contrato, el cual permanecerá válido y deberá ser interpretado para obtener el resultado más cercano a la intención original de las partes al celebrar el presente contrato.

NOVENA.- Para efectos de interpretación y aplicación del presente Contrato, las partes firmantes están de acuerdo en someterse a la legislación aplicable vigente en la República Mexicana y a los Tribunales competentes de la Ciudad de México, D.F., renunciando a cualquier fuero que pudiera corresponderles en razón de su domicilio presente o futuro.

El presente Contrato se firma por duplicado en la Ciudad de México, Distrito Federal el 02 de enero de 2004.

La PRESTADORA	AMERICA MOVIL

/s/ Armando Ibáñez Vázquez	/s/ Carlos José García Moreno E.
Armando Ibáñez Vázquez Apoderado	Carlos José García Moreno E. Apoderado

[ENGLISH TRANSLATION]

SERVICE AGREEMENT

OPERATING AND ADMINISTRATIVE SERVICES AGREEMENT ENTERED INTO BY AND BETWEEN, ON THE ONE HAND, AMÉRICA TELECOM, S.A. DE C.V., WHICH FOR PURPOSES OF THIS AGREEMENT IS HEREINAFTER REFERRED TO AS THE “PROVIDER”, REPRESENTED HEREIN BY ITS LEGAL REPRESENTATIVE, MR. ARMANDO IBÁÑEZ VÁZQUEZ, AND, ON THE OTHER HAND, AMÉRICA MÓVIL, S.A. DE C.V. AND/OR ITS SUBSIDIARIES AND/OR AFFILIATES, WHICH FOR PURPOSES OF THIS AGREEMENT ARE HEREINAFTER COLLECTIVELY REFERRED TO AS “AMÉRICA MÓVIL”, REPRESENTED HEREIN BY THEIR LEGAL REPRESENTATIVE, MR. CARLOS JOSÉ GARCÍA MORENO E., IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

RECITALS

1.	The PROVIDER, through its legal representative, hereby represents that:

a)	It is a corporation organized under the laws of the Mexican Republic and has its principal place of business at Insurgentes Sur 3500, Col. Peña Pobre, Delegación Tlalpan, México, D.F.;

b)	Its corporate purpose includes, among others, the promotion, organization and management of all types of corporations and partnerships, and the provision of administrative, organizational, tax, legal and business advisory services; and

c)	It has the elements required to provide the services subject matter of this Agreement.

2.	AMÉRICA MÓVIL, through its legal representative, hereby represents that:

a)	It is a corporation organized under the laws of the Mexican Republic and has its principal place of business at Lago Alberto No. 366, Edificio Telcel I, Segundo Piso, Col. Anáhuac, Delegación Miguel Hidalgo, C.P. 11320, México, D.F.;

b)	Its corporate purpose is the construction, installation, maintenance, operation and exploitation of public telecommunication networks in order to provide telecommunication services, subject to all the requisite concessions and permits; the provision and reception of all types of technical, scientific and administrative advisory and assistance services; and the execution of any of the acts or contracts which may be lawfully executed by a corporation and which may relate to its corporate purpose; and

c)	It wishes to retain the services offered by the PROVIDER to better carry out its business.

CLAUSES

ONE.- By its execution of this Agreement, the PROVIDER hereby agrees to provide to AMÉRICA MÓVIL the following administrative and operating advisory and consulting services:

1.	Assessment of each and all of the executive offices, positions and employees of AMÉRICA MÓVIL and its subsidiaries and affiliates;

2.	Reviewing and, if necessary, restructuring all collective bargaining agreements;

3.	Management of all the day-to-day operations;

4.	Technical, administrative and financial planning;

5.	Implementation of administrative and operating systems and controls;

6.	Investment planning and negotiation, so as to maximize the return on the corporation’s resources;

7.	Preparation of AMÉRICA MÓVIL’s transformation programs in order to maximize and upgrade its operations and aggressively expand its telephone infrastructure so as to improve the quality of the services offered thereby;

8.	Restructuring all pricing, commercial, technical and service policies;

9.	Preparation of personnel relocation plans;

10.	Implementation of real estate investment plans so as to substantially reduce the number and amount thereof;

11.	Implementation of the legal framework applicable to constructions;

12.	Assessment of the alternatives reflected in the technical and economic studies carried out by the company’s various operating divisions; and

13.	Generally, the regeneration, reorganization and restructuring of AMÉRICA MÓVIL and its affiliates through the planning, implementation and supervision of all its areas.

All such services shall be hereinafter referred to as the SERVICES.

TWO.- AMÉRICA MÓVIL does not hereby delegate to the PROVIDER, in any manner whatsoever, any decision-making powers in connection with the company’s management and, accordingly, any decision concerning the company shall be reserved to AMÉRICA MÓVIL’s Board of Directors, Chief Executive Officer and Executive Committee, without the PROVIDER being involved therein.

THREE.- The PROVIDER shall render the SERVICES using its own resources, or such other resources as it may subcontract with third parties under its own responsibility.

FOUR.- As consideration for the SERVICES, AMÉRICA MÓVIL hereby agrees to pay to the PROVIDER the following:

AMÉRICA MÓVIL hereby agrees to pay to the PROVIDER, as consideration for the SERVICES, on a quarterly basis, the Mexican peso equivalent of US$5,000,000.00 (FIVE MILLION U.S. DOLLARS 00/100) plus the applicable Value Added Tax (V.A.T.) Such consideration shall be paid by AMÉRICA MÓVIL at the end of each quarter during 2004. AMÉRICA MÓVIL shall pay such amount in unrestricted, immediately available funds, to such bank account as the PROVIDER may designate to such effect, within 15 business days following the end of each quarter.

The applicable Mexican peso amount shall be determined based upon the exchange rate for the settlement of foreign-denominated obligations to be satisfied within the Mexican Republic, as published by the Central Bank of Mexico on the relevant payment date.

If AMÉRICA MÓVIL should require any service not contemplated in this Agreement, then the PROVIDER shall charge such additional fees as both parties may agree.

All receipts issued by the PROVIDER in connection with any payments made by AMÉRICA MÓVIL pursuant to this Agreement, shall satisfy all the tax-related requirements set forth in the applicable laws and administrative rules, including the breakdown of the corresponding Value Added Tax (V.A.T.)

FIVE.- The PROVIDER intends to perform its obligations hereunder in good faith and in the best possible manner, using its own or any third-party resources, and hereby unconditionally agrees to be held liable for the acts of any and all persons whom it may allocate to provide the SERVICES. Accordingly, the PROVIDER shall be solely liable for all the employment or other contracts between itself and its personnel and, if applicable, for the payment of all wages and employment benefits, including the payment of all mandatory contributions to the Mexican Social Security Institute (IMSS) and the National Workers’ Housing Fund (INFONAVIT) and all required income and other taxes, and for any conflicts that may arise with such personnel and any claims thereof resulting from any accidents in the workplace or any medical disabilities thereof.

AMÉRICA MÓVIL agrees that, upon the PROVIDER’s request, it shall grant to the directors, advisors and members of any committee of the PROVIDER, such powers and authority as may necessary in order for such persons to provide the SERVICES in the name and on behalf of AMÉRICA MÓVIL; provided, that no employment relationship shall be deemed to exist between such attorneys-in-fact and AMÉRICA MÓVIL, and that the provisions contained in the preceding paragraph of this Clause shall also govern any relationship between the PROVIDER and its directors, advisors and members of any of its committees.

SIX.- This Agreement shall become effective January 1, 2004, and shall terminate December 31, 2004. This Agreement may be extended for one or more successive periods of like duration upon the written consent of the parties.

SEVEN.- Each party shall be liable for all the fees and expenses incurred thereby in connection with its execution and performance of this Agreement, and no party shall be entitled to claim from the other any compensation or indemnification in respect thereof.

EIGHT.- If any provision of this Agreement is rendered null or enforceable, such provision shall be set aside as if it were not a part hereof and, accordingly, shall not impair the validity of the remaining provisions hereof, which shall remain in full force and effect and shall be interpreted so as to best reflect the intent of the parties as of the date of its execution.

NINE.- For purposes of the interpretation and enforcement of this Agreement, the parties hereby agree to the applicable laws of the Mexican Republic and submit themselves to the jurisdiction of the competent courts in Mexico City, Federal District, and hereby waive any other jurisdiction to which they may be entitled by reason of their present or future domiciles.

This Agreement is executed in two counterparts in Mexico City, Federal District, on this 2nd day of January, 2004.

The PROVIDER	AMÉRICA MÓVIL

/S/ ARMANDO IBÁÑEZ VÁZQUEZ	/S/ CARLOS JOSÉ GARCÍA MORENO E.
Armando Ibáñez Vázquez Attorney-in-fact	Carlos José García Moreno E. Attorney-in-Fact